UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2018

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 232-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, iPass Inc. (the “Company”) received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s securities from Nasdaq based upon the Company’s non-compliance with the minimum $35 million market value of listed securities requirement. The notification states that Nasdaq will suspend trading in the Company’s shares effective with the open of business on November 7, 2018, and that Nasdaq will complete the delisting process by filing a Form 25 “Notification of Delisting” with the Securities and Exchange Commission (“SEC”) after the applicable review periods have expired. In accordance with the Nasdaq Listing Rules, the Company may request that the Panel reconsider its decision or appeal the delisting determination to the Nasdaq Listing and Hearing Review Council, but it must do so within the next 7 or 15 days, respectively. The Company is considering its options; however, a request for reconsideration or appeal would not stay the suspension of trading in the Company’s securities on Nasdaq scheduled for November 7, 2018.

The Company’s shares will be eligible to trade “over-the-counter” in the OTC Markets system effective with the open of business on November 7, 2018, under the current symbol “IPAS.” The Company may also file an application to have its shares quoted on the OTCQB® Market tier (“OTCQB”), which is operated by OTC Market Groups Inc. The Company will also continue to be registered with the SEC under the Exchange Act and will continue to file periodic financial reports that will be available on the SEC’s website, www.sec.gov.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2018

iPass Inc.

By: /s/ Darin Vickery
Darin Vickery
Chief Financial Officer